UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 18, 2003 (February 13, 2003)

EPICOR SOFTWARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20740	33-0277592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

195 Technology Drive Irvine, California	92618-2402
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 585-4000

N/A

(Former name or former address, if changed since last report.)

Item 5.    Other Events and Regulation FD Disclosure.

On February 13, 2003, Epicor Software Corporation (the “Company”) completed a private placement of 300,000 shares of newly created Series D Preferred Stock (the “Shares”) resulting in gross proceeds to the Company of $5,730,000.00 The Company sold the Shares, each of which is currently converible into 10 shares of the Company’s Common Stock, to funds affiliated with Trident Capital, a venture capital firm, pursuant to a Series D Preferred Stock Purchase Agreement dated as of February 11, 2003 between the Company and the Trident funds (the “Purchase Agreement”). A copy of the Purchase Agreement (which contains provisions relating to registration rights), Certificate of Designation of Preferences of Series D Preferred Stock and the press release announcing completion of the private placement are attached hereto as exhibits.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences of Series D Preferred Stock.

10.1	Series D Preferred Stock Purchase Agreement dated as of February 11, 2003 between Epicor Software Corporation and certain Purchasers.

99.1	Press release issued by Epicor Software Corporation dated February 13, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICOR SOFTWARE CORPORATION

Date: February 18, 2003	By:	/s/ Lee Kim
Lee Kim Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designation of Preferences of Series D Preferred Stock.

10.1	Series D Preferred Stock Purchase Agreement dated as of February 11, 2003 between Epicor Software Corporation and certain Purchasers.

99.1	Press release issued by Epicor Software Corporation dated February 13, 2003.